                                                                   Exhibit 5.1



                                 May 8, 2001



Promistar Financial Corporation
Promistar Plaza
551 Main Street
Johnstown, PA 15907-1146

     Re:  Legality of Shares
          ------------------

Ladies and Gentlemen:

     We have acted as counsel for Promistar Financial Corporation, a Pennsylvania corporation, in connection with the proposed issuance of up to 2,450,470 shares (the "Shares") of common stock, par value $5.00 per share, of Promistar pursuant to an Agreement and Plan of Reorganization dated as of February 24, 2001 (the "Merger Agreement") by and between Promistar and FNH Corporation, a Pennsylvania corporation. As such counsel, we have also acted on behalf of Promistar in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission for the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of that proposed issuance. We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the Act for filing as Exhibit 5.1 to the Registration Statement.

     In preparing this opinion, we have examined (i) the Registration Statement,
(ii) the Merger Agreement, (iii) the Articles of Incorporation and By-Laws of Promistar, as amended to date, (iv) certain resolutions adopted by the Board of Directors of Promistar on February 28, 2001, and (v) such other public and corporate documents, certificates, instruments, corporate records, legal opinions, statutes, decisions and questions of law as we deemed necessary or appropriate to enable us to express an informed opinion on the matter hereinafter set forth.

     In rendering an opinion on the matter hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed copies or photocopies thereof and the genuineness of all signatures and the due authority of all persons executing such documents and the due authorization, execution and delivery of such documents.

Promistar Financial Corporation
May 8, 2001
Page 2

     We are opining herein only as to the effect on the subject transaction of the laws of the Commonwealth of Pennsylvania (excluding conflicts of laws rules) and the laws of the United States of America, all as in effect on the date hereof. Accordingly, we are not opining on, and we assume no responsibility as to the applicability to or effect on any of the matters covered herein of the laws of any other jurisdiction.

     On the basis of and subject to the foregoing, we are pleased to advise you that in our opinion the Shares have been duly authorized for issuance and sale in the manner referred to in the Registration Statement and, upon satisfaction of the conditions precedent to the consummation of the Merger Agreement, including the filing of Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania, when issued and delivered by Promistar pursuant to the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

     This opinion is rendered as of the date hereof, and we have not undertaken to supplement this opinion with respect to factual matters or changes in the law which hereafter occur.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the Proxy
Statement/Prospectus that is part of the Registration Statement.

                                       Sincerely,



                                       /s/ Kirkpatrick & Lockhart LLP